UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 15, 2005

HYTEK MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-11880	94-2234140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Hot Springs Road

Carson City, NV 89706

(Address of principal executive offices, including zip code)

(775) 883-0820

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 15, 2005, the registrant reduced its workforce by nine employees, representing approximately 10% of its workforce. This reduction was primarily due to the discontinuation and winding down of the registrant’s product sales to Medtronic. Severance costs associated with the workforce reduction were approximately $16,850. For additional information, see the registrant’s Report on Form 8-K filed on January 31, 2005 with the Securities and Exchange Commission, which information is incorporated herein by reference. The registrant does not currently anticipate any additional lay-offs in connection with the loss of the Medtronic business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTEK MICROSYSTEMS, INC.
Date: April 20, 2005
	By:	/s/ Philip S. Bushnell
Philip S. Bushnell Chief Financial Officer

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